Exhibit 99.3

Economic Share Issuance Upon Conversion ____________________ Note: Assumes ~140.9mm shares outstanding. New Convertible + Call Spread Transaction Details Proactively Managing Dilution 2 Methods of Dilution Protection Call Spread Overlay: KBR entered into a bond hedge and warrants transaction to mitigate dilution until the stock price increases above 100% of the current price Net Share Settlement KBR intends to settle conversions in cash for the par amount of bonds outstanding and any additional value in net shares Gross Proceeds: $350mm Stock Price at Issue: $20.01 Conversion Premium/Price: 27.5%/$25.51 Upper Strike/Price: 100.0%/ $40.02 5-Year Maturity: 2023 Pre-Tax Equivalent Yield: 4.74% 1 2 Actively Managing Potential Share Dilution Conversion Price Upper Strike 100% above Stock Price at Issue KBR intends to settle the principal amount of the notes in cash at maturity Actively managing potential dilution with bond hedge and warrant transactions (100% premium) Reduces cash interest and increases fixed-to-float debt ratio Restores availability and LC capacity for growth Economic Share Issuance Upon Conversion Ending Stock Price $21.00 $23.00 $25.51 $30.00 $32.00 $35.00 $40.02 $43.00 $45.00 $50.00 $55.00 $60.00 Premium to Current 5% 15% 27% 50% 60% 75% 100% 115% 125% 150% 175% 200% Total Shares Issued (1) 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 1.52 2.74 3.74 4.57 % of Shares Outstanding (1) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% 1.1% 1.9% 2.7% 3.2% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 1.52 2.74 3.74 4.57 0 1 2 3 4 5 Net Shares Issued (mms) Net Shares Issued Upon Conversion

2 Appendix

Appendix Non-GAAP Reconciliations 3 Investor Presentation ____________________ Note: Assumes ~140.9mm shares outstanding. New Convertible + Call Spread Conversion Price Upper Strike 100% above Stock Price at Issue Economic Share Issuance Upon Conversion Quarterly GAAP Diluted Share Count Reconciliation Table Ending Stock Price $21.00 $23.00 $25.51 $30.00 $32.00 $35.00 $40.02 $43.00 $45.00 $50.00 $55.00 $60.00 GAAP Convertible Shares 0.00 0.00 0.00 2.05 2.78 3.72 4.97 5.58 5.94 6.72 7.35 7.89 GAAP Warrant Shares 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 1.52 2.74 3.74 4.57 Total GAAP Diluted Shares 0.00 0.00 0.00 2.05 2.78 3.72 4.97 6.53 7.46 9.46 11.09 12.45 Ending Stock Price $21.00 $23.00 $25.51 $30.00 $32.00 $35.00 $40.02 $43.00 $45.00 $50.00 $55.00 $60.00 Premium to Current 5% 15% 27% 50% 60% 75% 100% 115% 125% 150% 175% 200% Total Shares Issued (1) 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 1.52 2.74 3.74 4.57 % of Shares Outstanding (1) 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.7% 1.1% 1.9% 2.7% 3.2% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.95 1.52 2.74 3.74 4.57 0 1 2 3 4 5 Net Shares Issued (mms) Net Shares Issued Upon Conversion